CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue	Telephone 604-267-7078
Vancouver, B.C. V6P 6G5	Facsimile 604-267-7080
Canada	www.coronusenergy.com

NEWS RELEASE	OTC MARKETS - CRNSF

For Immediate Release

CORONUS SOLAR TO CEASE MAKING PERIODIC SEC FILINGS

Vancouver, B.C. – April 29, 2014 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today the Company’s decision to file a Form 15 with the Securities and Exchange Commission (the "SEC") and cease filing reports and other forms with the SEC. The Company is eligible to deregister its securities because it has fewer than 300 shareholders of record as of the filing date. The Company filed the Form 15 with the SEC to voluntarily suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the filing of Form 15, the Company's obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q and 8-K, has been suspended immediately.

The Board of Directors believes that the expense reductions the Company expects to achieve in connection with the deregistration will benefit the Company and its shareholders and serve to maximize the long-term value of the Company.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements: Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.